Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS REPORTS SECOND QUARTER ADJUSTED CONSOLIDATED INCOME
FROM CONTINUING OPERATIONS OF $0.31 PER DILUTED SHARE

COMPANY PROVIDES UPDATED OUTLOOK FOR FISCAL 2013

Columbus, Ohio - August 30, 2013 - Big Lots, Inc. (NYSE: BIG) today reported consolidated income from continuing operations of $18.1 million, or $0.31 per diluted share, for the second quarter of fiscal 2013 ended August 3, 2013. This result includes a non-recurring, after tax benefit of $0.4 million, or $0.01 per diluted share, associated with the settlement of a store-related legal contingency. Excluding this non-recurring benefit, adjusted consolidated income from continuing operations totaled $17.7 million, or $0.31 per diluted share (non-GAAP), which compares favorably to our guidance issued on May 30, 2013, of $0.17 to $0.27 per diluted share. Consolidated income from continuing operations for the second quarter of fiscal 2012 was $22.1 million, or $0.36 per diluted share. Consolidated net sales for the second quarter of fiscal 2013 increased 0.6% to $1,225.6 million, compared to $1,218.0 million for the same period of fiscal 2012. Consolidated comparable store sales decreased 1.9% for the quarter, slightly better than our guidance for a decrease of 2% to 4%.

For the year-to-date period ended August 3, 2013, income from continuing operations totaled $50.5 million, or $0.87 per diluted share. Excluding the non-recurring store-related legal settlement activity on a year-to-date basis of $ 2.8 million, after tax, or $0.05 per diluted share, adjusted consolidated income from continuing operations for the year-to-date period ended August 3, 2013 totaled $53.2 million, or $0.92 per diluted share (non-GAAP). This result compared to adjusted consolidated income from continuing operations of $66.3 million, or $1.05 per diluted share (non-GAAP), for the same period in fiscal 2012. Discontinued operations activity was minimal for the second quarter and year-to-date period of fiscal 2013 and the corresponding periods in fiscal 2012.

	EPS From Continuing Operations (1)

	Q2 2013	Q2 2012	YTD 2013	YTD 2012

U.S. Operations	$0.38	$0.42	$1.01	$1.15
Impact of non-recurring charges	($0.01)	—	$0.05	$0.05

U.S. Operations - adjusted basis	$0.37	$0.42	$1.06	$1.20
Canadian Operations	($0.07)	($0.05)	($0.14)	($0.15)

Consolidated Operations - adjusted basis	$0.31	$0.36	$0.92	$1.05

(1) Non-GAAP. See detailed segment reporting below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

SECOND QUARTER HIGHLIGHTS

• Adjusted consolidated income from continuing operations of $0.31 per diluted share (non-GAAP), compared to consolidated income from continuing operations of $0.36 per diluted share last year
• Consolidated net sales of $1.2 billion, an increase of 0.6% compared to last year
• Opened 13 stores in the U.S. and rebranded 2 stores in Canada to Big Lots stores

Second Quarter Results

U.S. Operations

Net sales for U.S. operations for the second quarter of fiscal 2013 increased 0.4% to $1,187.7 million, compared to $1,183.0 million for the same period of fiscal 2012. Comparable store sales for U.S. stores open at least fifteen months decreased 2.2% for the quarter, consistent with our guidance of a 2% to 4% decline. Adjusted income from continuing U.S. operations totaled $21.5 million, or $0.37 per diluted share (non-GAAP), compared to our guidance of $0.27 to $0.32 per diluted share (non-GAAP) and income from continuing U.S. operations of $25.4 million, or $0.42 per diluted share (non-GAAP), for the same period of fiscal 2012.

Canadian Operations

Net sales for Canadian operations for the second quarter of fiscal 2013 increased 8.2% to $37.9 million, and comparable stores sales increased 8.3%, both consistent with our previously communicated guidance. For the second quarter of fiscal 2013, we incurred a net loss of $3.8 million, or $0.07 per diluted share (non-GAAP), compared to our guidance of a net loss of $3 to $6 million, or $0.05 to $0.10 per diluted share (non-GAAP), and a net loss of $3.3 million, or $0.05 per diluted share (non-GAAP) for the same period of fiscal 2012.

	Comparable Store Sales		Store Count

	Q2 2013	Q2 2012	Q2 2013	Q2 2012

U.S. Operations	-2.2%	-1.9%	1,514	1,463

Canadian Operations (1)	+8.3%	na	79	81

Consolidated Operations	-1.9%	-1.9%	1,593	1,544

(1) Comparable store sales for Canada for fiscal 2012 do not qualify under our calculation due to an acquisition date of July 2011.

Inventory and Cash Management

On a consolidated basis, Inventory ended the second quarter of fiscal 2013 at $914 million, compared to $881 million for the second quarter of fiscal 2012. The growth in inventory was driven by an increase in U.S. store count, and a 1% increase in inventory per store in our U.S. stores.

We ended the second quarter of fiscal 2013 with $64 million of Cash and Cash Equivalents and $142 million of borrowings under our credit facility compared to $62 million of Cash and Cash Equivalents and $243 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2012. Our use of cash generated by our U.S. operations during the last 12 months was focused on repaying debt, share repurchase activity, and funding our Canadian operations.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2013 OUTLOOK

• Updates outlook for fiscal 2013 adjusted consolidated income from continuing operations to $2.80 to $3.05 per diluted share (non-GAAP), compared to fiscal 2012 adjusted consolidated income from continuing operations of $2.99 per diluted share (non-GAAP)
• Outlook for Cash Flow of $175 million (defined as operating activities less investing activities)

Based on operating results for the first two quarters and our expectations for the third and fourth quarters of fiscal 2013, we now estimate our fiscal 2013 adjusted consolidated income from continuing operations to be in the range of $2.80 to $3.05 per diluted share (non-GAAP, see reconciliation below) compared to adjusted consolidated income from continuing operations of $2.99 per diluted share for fiscal 2012 (non-GAAP). This outlook excludes the previously mentioned non-recurring activity from the first and second quarters, and is based on estimated consolidated net sales in the range of flat to +1% for fiscal 2013 and consolidated comparable store sales in the range of flat to -1% (see table below). We estimate this financial performance will result in cash flow of approximately $175 million in fiscal 2013.

U.S. Operations

We are forecasting adjusted income from continuing U.S. operations to be in the range of $3.05 to $3.20 per diluted share (non-GAAP), compared to fiscal 2012 adjusted income from continuing U.S. operations of $3.21 per diluted share (non-GAAP). This outlook excludes the previously mentioned non-recurring activity from the first and second quarters, and is based on estimated net sales for U.S. operations in the range of flat to +1% and comparable store sales for U.S. operations in the range of flat to -1%.

Canadian Operations

Canadian net sales are expected to be in the range of $165 to $173 million for fiscal 2013, resulting in a net loss in the range of $9 to $14 million, or $0.15 to $0.25 per diluted share (non-GAAP). This compares to a net loss for fiscal 2012 of $13.5 million, or $0.22 per diluted share (non-GAAP). Our outlook for fiscal 2013 is based on a Canadian net sales increase in the range of 7% to 12% and a comparable store sales increase in the range of 7% to 12%. From a real estate perspective, we expect to open 2 new stores in Canada under the Big Lots banner during fiscal 2013.

EPS from Continuing Operations (non-GAAP)	Full Year

	2013 Guidance	2012

U.S. Operations	$3.00 - $3.15	$3.15

Impact of non-recurring charges	$0.05	$0.06

U.S. Operations - adjusted basis	$3.05 - $3.20	$3.21

Canadian Operations	($0.15) - ($0.25)	($0.22)

Consolidated Operations - adjusted basis	$2.80 - $3.05	$2.99

Sales Guidance	Full Year 2013
	Total Sales	Comp
U.S. Operations	0% to +1%	0% to -1%
Canadian Operations	+7% to +12%	+7% to +12%
Consolidated Operations	0% to +1%	0% to -1%

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter and provide commentary on our outlook for fiscal 2013. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Friday, September 13. A replay of the call will be available beginning today at 12:00 noon through September 13 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The Replay Confirmation Code is 6565635. All times are Eastern Time.

Big Lots is North America's largest broadline closeout retailer. As of the end of the second quarter of fiscal 2013, we operated 1,514 BIG LOTS stores in the 48 contiguous United States, 3 BIG LOTS stores in Canada, and 76 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 3	JULY 28
	2013	2012
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$63,810	$61,679
Inventories	913,687	881,090
Deferred income taxes	42,524	42,840
Other current assets	111,341	91,167
Total current assets	1,131,362	1,076,776

Property and equipment - net	592,945	587,515

Deferred income taxes	7,482	6,146
Goodwill	12,991	13,428
Other assets	56,531	41,780
	$1,801,311	$1,725,645

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$427,243	$409,578
Property, payroll and other taxes	77,685	79,520
Accrued operating expenses	70,420	70,239
Insurance reserves	36,440	36,297
KB bankruptcy lease obligation	3,069	3,069
Accrued salaries and wages	26,827	23,262
Income taxes payable	1,792	670
Total current liabilities	643,476	622,635

Long-term obligations under bank credit facility	141,700	242,800

Deferred rent	79,309	65,078
Insurance reserves	63,107	50,400
Unrecognized tax benefits	17,168	16,159
Other liabilities	38,931	38,565

Shareholders' equity	817,620	690,008
	$1,801,311	$1,725,645

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	AUGUST 3, 2013		JULY 28, 2012
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,225,572	100.0	$1,218,037	100.0
Gross margin	479,455	39.1	477,835	39.2
Selling and administrative expenses	418,495	34.1	412,220	33.8
Depreciation expense	28,149	2.3	26,271	2.2
Operating profit	32,811	2.7	39,344	3.2
Interest expense	(733)	(0.1)	(895)	(0.1)
Other income (expense)	(118)	(0.0)	(38)	(0.0)
Income from continuing operations before income taxes	31,960	2.6	38,411	3.2
Income tax expense	13,835	1.1	16,321	1.3
Income from continuing operations	18,125	1.5	22,090	1.8
Income (Loss) from discontinued operations, net of tax expense (benefit) of $1 and $(10), respectively	1	0.0	(15)	(0.0)
Net income	$18,126	1.5	$22,075	1.8

Earnings per common share - basic (a)
Continuing operations	$0.32		$0.37
Discontinued operations	0.00		0.00
Net income	$0.32		$0.37

Earnings per common share - diluted (a)
Continuing operations	$0.31		$0.36
Discontinued operations	0.00		0.00
Net income	$0.31		$0.36

Weighted average common shares outstanding
Basic	57,382		60,466
Dilutive effect of share-based awards	542		531
Diluted	57,924		60,997

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	AUGUST 3, 2013		JULY 28, 2012
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,536,910	100.0	$2,512,518	100.0
Gross margin	996,084	39.3	990,283	39.4
Selling and administrative expenses	850,962	33.5	830,538	33.1
Depreciation expense	55,619	2.2	51,559	2.1
Operating profit	89,503	3.5	108,186	4.3
Interest expense	(1,459)	(0.1)	(1,231)	(0.0)
Other income (expense)	(264)	(0.0)	(1)	(0.0)
Income from continuing operations before income taxes	87,780	3.5	106,954	4.3
Income tax expense	37,322	1.5	44,084	1.8
Income from continuing operations	50,458	2.0	62,870	2.5
Income (Loss) from discontinued operations, net of tax expense (benefit) of $0 and ($32), respectively	1	0.0	(49)	(0.0)
Net income	$50,459	2.0	$62,821	2.5

Earnings per common share - basic (a)
Continuing operations	$0.88		$1.01
Discontinued operations	0.00		0.00
Net income	$0.88		$1.01

Earnings per common share - diluted (a)
Continuing operations	$0.87		$1.00
Discontinued operations	0.00		0.00
Net income	$0.87		$1.00

Weighted average common shares outstanding
Basic	57,344		62,292
Dilutive effect of share-based awards	540		779
Diluted	57,884		63,071

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	AUG 3, 2013	JULY 28, 2012	AUG 3, 2013	JULY 28, 2013
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,187,677	$1,183,023	$37,895	$35,014
Gross margin	465,287	465,422	14,168	12,413
Selling and administrative expenses	401,173	397,327	17,322	14,893
Depreciation expense	27,570	25,468	579	803
Operating profit (loss)	36,544	42,627	(3,733)	(3,283)
Interest expense	(730)	(895)	(3)	0
Other income (expense)	(11)	0	(107)	(38)
Income (loss) from continuing operations before income taxes	35,803	41,732	(3,843)	(3,321)
Income tax expense	13,835	16,321	0	0
Income (loss) from continuing operations	$21,968	$25,411	($3,843)	($3,321)
Diluted earnings (loss) per common share from continuing operations (a)	$0.38	$0.42	($0.07)	($0.05)

	26 WEEKS ENDED
	AUGUST 3, 2013	JULY 28, 2012	AUGUST 3, 2013	JULY 28, 2012
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$2,462,421	$2,445,258	$74,489	$67,260
Gross margin	968,377	966,366	27,707	23,917
Selling and administrative expenses	816,393	798,852	34,569	31,686
Depreciation expense	54,450	49,892	1,169	1,667
Operating profit (loss)	97,534	117,622	(8,031)	(9,436)
Interest expense	(1,456)	(1,231)	(3)	0
Other income (expense)	(11)	0	(253)	(1)
Income (loss) from continuing operations before income taxes	96,067	116,391	(8,287)	(9,437)
Income tax expense	37,322	44,084	0	0
Income (loss) from continuing operations	$58,745	$72,307	($8,287)	($9,437)
Diluted earnings (loss) per common share from continuing operations (a)	$1.01	$1.15	($0.14)	($0.15)

(a)
The diluted earnings (loss) per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings (loss) per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted earnings (loss) per share from continuing operations. Diluted earnings (loss) per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	AUGUST 3, 2013	JULY 28, 2012
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$21,835	($34,345)

Net cash used in investing activities	(34,278)	(44,772)

Net cash provided by financing activities	4,802	58,453

Impact of foreign currency on cash	(218)	(228)

Decrease in cash and cash equivalents	(7,859)	(20,892)
Cash and cash equivalents:
Beginning of period	71,669	82,571
End of period	$63,810	$61,679

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	AUGUST 3, 2013	JULY 28, 2012
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$82,018	$88,749

Net cash used in investing activities	(50,101)	(60,273)

Net cash used in financing activities	(28,362)	(35,195)

Impact of foreign currency on cash	(326)	(149)

Increase (decrease) in cash and cash equivalents	$3,229	($6,868)
Cash and cash equivalents:
Beginning of period	60,581	68,547
End of period	$63,810	$61,679

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for both the second quarter of 2013 and the year-to-date 2013 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures); and (2) gross margin, gross margin rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the year-to-date 2012 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Second quarter of 2013 - Thirteen weeks ended August 3, 2013

Consolidated Results
	As reported	Adjustment to loss contingency accrual	As Adjusted (non-GAAP)
Selling and administrative expenses	$418,495	$677	$419,172
Selling and administrative expense rate	34.1%	0.1%	34.2%
Operating profit	32,811	(677)	32,134
Operating profit rate	2.7%	(0.1%)	2.6%
Income tax expense	13,835	(247)	13,588
Effective income tax rate	43.3%	0.1%	43.4%
Income from continuing operations	18,125	(430)	17,695
Net income	18,126	(430)	17,696
Diluted earnings per share from continuing operations	$0.31	$(0.01)	$0.31
Diluted earnings per share	$0.31	$(0.01)	$0.31

U.S. Segment Results
	As reported	Adjustment to loss contingency accrual	As Adjusted (non-GAAP)
Selling and administrative expenses	$401,173	$677	$401,850
Selling and administrative expense rate	33.8%	0.1%	33.8%
Operating profit	36,544	(677)	35,867
Operating profit rate	3.1%	(0.1%)	3.0%
Income tax expense	13,835	(247)	13,588
Effective income tax rate	38.6%	0.1%	38.7%
Income from continuing operations	21,968	(430)	21,538
Diluted earnings per share from continuing operations	$0.38	$(0.01)	$0.37

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax adjustment for settlement of a legal matter of $677 ($430, net of tax).

Year-to-date 2013 - Twenty-six weeks ended August 3, 2013

Consolidated Results
	As reported	Adjustment to exclude loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$850,962	$(4,375)	$846,587
Selling and administrative expense rate	33.5%	(0.2%)	33.4%
Operating profit	89,503	4,375	93,878
Operating profit rate	3.5%	0.2%	3.7%
Income tax expense	37,322	1,615	38,937
Effective income tax rate	42.5%	(0.2%)	42.3%
Income from continuing operations	50,458	2,760	53,218
Net income	50,459	2,760	53,219
Diluted earnings per share from continuing operations	$0.87	$0.05	$0.92
Diluted earnings per share	$0.87	$0.05	$0.92

U.S. Segment Results
	As reported	Adjustment to exclude loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$816,393	$(4,375)	$812,018
Selling and administrative expense rate	33.2%	(0.2%)	33.0%
Operating profit	97,534	4,375	101,909
Operating profit rate	4.0%	0.2%	4.1%
Income tax expense	37,322	1,615	38,937
Effective income tax rate	38.8%	0.0%	38.8%
Income from continuing operations	58,745	2,760	61,505
Diluted earnings per share from continuing operations	$1.01	$0.05	$1.06

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax accrual of a loss contingency related to a legal matter of $5,052 ($3,190, net of tax) combined with a pretax adjustment for settlement of the related legal matter, which resulted in a reduction of the accrual of $677 ($430, net of tax) for a total adjustment of $4,375 ($2,760, net of tax).

Year-to-date 2012 - Twenty-six weeks ended July 28, 2012

Consolidated Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$990,283	$5,574	$995,857
Gross margin rate	39.4%	0.2%	39.6%
Operating profit	108,186	5,574	113,760
Operating profit rate	4.3%	0.2%	4.5%
Income tax expense	44,084	2,186	46,270
Effective income tax rate	41.2%	(0.1%)	41.1%
Income from continuing operations	62,870	3,388	66,258
Net income	62,821	3,388	66,209
Diluted earnings per share from continuing operations	$1.00	$0.05	$1.05
Diluted earnings per share	$1.00	$0.05	$1.05

U.S. Segment Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$966,366	$5,574	$971,940
Gross margin rate	39.5%	0.2%	39.7%
Operating profit	117,622	5,574	123,196
Operating profit rate	4.8%	0.2%	5.0%
Income tax expense	44,084	2,186	46,270
Effective income tax rate	37.9%	0.0%	37.9%
Income from continuing operations	72,307	3,388	75,695
Diluted earnings per share from continuing operations	$1.15	$0.05	$1.20

The above adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax charge for a change in an accounting principle associated with our implementation of new inventory management information systems of $5,574 ($3,388, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.